SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

–––––––––––––––

FORM 8–K

–––––––––––––––

CURRENT REPORT

Pursuant to Section 13

or 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2003

––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––

Santander BanCorp

––––––––––––––––––––––––––––––––––––––––

(Exact name of registrant as specified in this charter)

Puerto Rico	001–15849	66–0573723
––––––––––––––––––––	–––––––––––––––––––	–––––––––––––
(State or otherjurisdiction of	(Commission File No.)	(IRS Employer
incorporation)		Identification No.)

207 Ponce de León Avenue, San Juan, Puerto Rico 00917

–––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––

(Address of principal executive offices) (Zip Code)

Registrant´s telephone number, including area code: (787) 759–7070

–––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial statements of businesses acquired.

Not applicable

(b) Pro forma financial information.

Not applicable

(c) Exhibits.

99.1 Slide show presentation to the institutional investors on October 28, 2003.

ITEM 9. Regulation FD Disclosure

On October 28, 2003, Mr. José R. González, President and Chief Executive Officer, and Mr. Carlos García, Executive Vice President of Santander BanCorp (hereinafter the "Corporation") made a presentation to institutional investors. In said presentation, Mr. González discussed the future plans for the Corporation through 2006 aimed at improving profitability to reach 1999–2000 levels, which were approximately 15% Return on Equity (ROE). Mr. González and Mr. García will make a similar presentation on Thursday, October 30, 2003, at a conference on investment opportunities in Puerto Rico.

A copy of the presentation referred to above is attached hereto as Exhibits 99.1 and is incorporated herein by reference.

The information presented in this Current Report on Form 8–K may contain forward–looking statements and certain assumptions upon which such forward–looking statements are in part based. Numerous important factors, including those factors identified in the Corporation´s Annual Report on Form 10–K and other of the Corporation´s filings with the Securities and Exchange Commission, and the fact that the assumptions set forth in this Current Report on Form 8–K could prove incorrect, could cause actual results to differ materially from those contained in such forward–looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

SANTANDER BANCORP

By: /s/ María Calero Padrón

María Calero Padrón

Executive Vice President

and Corporate Comptroller

Date: October 29, 2003

EXHIBIT 99.1